Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-260905 on Form S-3 and Nos. 333-248243 and 333-263077 on Form S-8 of Harmony Biosciences Holdings, Inc. of our report dated March 28 2023, with respect to the consolidated financial statements of Zynerba Pharmaceuticals, Inc., appearing in this Current Report on Form 8-K/A of Harmony Biosciences Holdings, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 7, 2023